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                                                                 EXHIBIT 4(b)(3)


                             PUBLIC SERVICE COMPANY
                                   OF COLORADO

                                       TO


                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                                               AS TRUSTEE


                              ---------------------


                          SUPPLEMENTAL INDENTURE NO. 12

                            Dated as of March 1, 2003


                          Supplemental to the Indenture
                           dated as of October 1, 1993

                              ---------------------


                  Establishing the Securities of Series No. 11,
             designated First Collateral Trust Bonds, Series No. 11



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         SUPPLEMENTAL INDENTURE NO. 12, dated as of March 1, 2003, between
PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (hereinafter sometimes called the "Company"), and U.S. BANK TRUST NATIONAL ASSOCIATION (FORMERLY FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION), a national banking association, as successor trustee (hereinafter sometimes called the "Trustee") to Morgan Guaranty Trust Company of New York under the Indenture, dated as of October 1, 1993 (hereinafter called the "Original Indenture"), as previously supplemented and as further supplemented by this Supplemental Indenture No. 12. The Original Indenture and any and all indentures and all other instruments supplemental thereto are hereinafter sometimes collectively called the "Indenture".

                             RECITALS OF THE COMPANY

         The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities.

         The Company has heretofore executed and delivered to the Trustee the Supplemental Indentures referred to in Schedule A hereto for the purpose of establishing a series of bonds and appointing the successor Trustee.

         The Company desires to establish a series of Securities to be designated "First Collateral Trust Bonds, Series No. 11", such series of Securities to be hereinafter sometimes called "Series No. 11".

         The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 12 to establish the Securities of Series No. 11 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 12 a valid agreement of the Company, and to make the Securities of Series No. 11 valid obligations of the Company, have been performed.

                                GRANTING CLAUSES

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 12 WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Indenture and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following:

                              GRANTING CLAUSE FIRST

                  All right, title and interest of the Company, as of the date of the execution and delivery of this Supplemental Indenture No. 12, in and to property (other than Excepted Property), real, personal and mixed and wherever situated, in any case used or to be used in or in connection with the Electric Utility Business (whether or not such use is the sole use of such property), including without limitation (a) all lands, easements, servitudes, licenses, permits, rights of way and other rights and interests in or relating to real property used or to be used in or in connection with the Electric Utility Business or relating to the occupancy or use of such real property, subject however, to the exceptions and exclusions set forth in clause (a) of Granting Clause First of the Original Indenture;


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         (b) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities and other machinery and facilities for the generation of electric energy; (c) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (d) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (e) all buildings, offices, warehouses and other structures used or to be used in or in connection with the Electric Utility Business; (f) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities used or to be used in or in connection with the Electric Utility Business; (g) any or all of the foregoing properties in the process of construction; and (h) all other property, of whatever kind and nature, ancillary to or otherwise used or to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the Electric Utility Business;

                             GRANTING CLAUSE SECOND

                  Subject to the applicable exceptions permitted by Section 810(c), Section 1303 and Section 1305 of the Original Indenture, all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No. 12 shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. 12;

                             GRANTING CLAUSE FOURTH

                  All other property of whatever kind and nature subjected or required to be subjected to the Lien of the Indenture by any of the provisions thereof;

                                EXCEPTED PROPERTY

                  Expressly excepting and excluding, however, from the Lien and operation of the Indenture all Excepted Property of the Company, whether now owned or hereafter acquired;

         TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

         SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of the Original Indenture (including, but not limited to, the Lien of the PSCO 1939 Mortgage), (b) as to property acquired by the Company after the date of the execution and delivery of the Original Indenture, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, the Lien of any Class A Mortgage and purchase money Liens), (c) Retained Interests and (d) any other Permitted Liens, it being understood that, with respect to any property which was at the date of execution and delivery of the Original Indenture or thereafter became or hereafter becomes subject to the Lien of any Class A Mortgage, the Lien of the Indenture shall at all times be junior, subject and subordinate to the Lien of such Class A Mortgage;


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         IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

         PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Nine of the Original Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 603 of the Original Indenture, then and in that case the Indenture shall terminate, and the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Indenture, and the estate and rights thereby granted shall be and remain in full force and effect; and

         THE PARTIES HEREBY FURTHER COVENANT AND AGREE as follows:

                                   ARTICLE ONE

                           SECURITIES OF SERIES NO. 11

         There are hereby established the Securities of Series No. 11, which shall have the terms and characteristics set forth below (the lettered subdivisions set forth below corresponding to the lettered subdivisions of
Section 301 of the Original Indenture):

         (a) the title of the Securities of such series shall be "First Collateral Trust Bonds, Series No. 11"; provided, however, that, at any time after the PSCO 1939 Mortgage shall have been satisfied and discharged, the Company shall have the right, without any consent or other action by the Holders of such Securities, to change such title in such manner as shall be deemed by the Company to be appropriate to reflect such satisfaction and discharge, such change to be evidenced in an Officer's Certificate;

         (b) the Securities of Series No. 11 shall be initially authenticated and delivered in the aggregate principal amount of $250,000,000;

         (c) interest on the Securities of Series No. 11 shall be payable to the Persons in whose names such Securities are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached as Exhibit A hereto;

         (d) the principal of the Securities of Series No. 11 shall be payable on March 1, 2013, the Stated Maturity.

         (e) the Securities of Series No. 11 shall bear interest at a rate of 4.875% per annum; interest shall accrue on the Securities of Series No. 11 from March 14, 2003, or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates for such Securities shall be March 1 and September 1 in each year, commencing September 1, 2003, and the Regular Record Dates with respect to the Interest Payment Dates for such Securities shall be February 15 and August 15 in each year, respectively (whether or not a Business Day);


                                       3
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         (f) the Corporate Trust Office of U.S. Bank Trust National Association
         in New York, New York shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Securities of Series No. 11 shall be payable, (ii) registration of transfer of such Securities may be effected, (iii) exchanges of such Securities may be effected and
         (iv) notices and demands to or upon the Company in respect of such Securities and the Indenture may be served; and U.S. Bank Trust National Association shall be the Security Registrar for such Securities; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer's Certificates, its principal office in Denver, Colorado as any such place or itself as the Security Registrar;

         (g) the Securities of Series No. 11 shall be redeemable at the option of the Company at any time prior to maturity, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount thereof to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Securities to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 20 basis points, plus in each case, accrued and unpaid interest to the Redemption Date. For purposes hereof, the following defined terms shall have the meaning ascribed to them:

                  "Treasury Yield" means, for any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of Series No. 11 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of Series No. 11.

                  "Comparable Treasury Price" means, for any Redemption Date,
         (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if that release (or any successor release) is not published or does not contain those prices on that Business Day, (A) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the Redemption Date, or (B) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the Quotations.

                  "Independent Investment Banker" means Banc One Capital Markets, Inc. or its successor or, if such firm or its successor is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Reference Treasury Dealer" means (i) each of Banc One Capital Markets, Inc., UBS Warburg LLC and any other Primary Treasury Dealer designated by, and not affiliated with,


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         Bank One Capital Markets, Inc., UBS Warburg LLC and their respective successors, provided, however, that if either of the foregoing or any of their designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (ii) any other Primary Treasury Dealer selected by the Company.

                  "Primary Treasury Dealer" means any primary U.S. Government securities dealer in the United States.

                  "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding the Redemption Date.

         (h) not applicable;

         (i) not applicable;

         (j) not applicable;

         (k) not applicable;

         (l) not applicable;

         (m) not applicable;

         (n) not applicable;

         (o) any Securities of Series No. 11 which are presented to the Company and/or the Trustee for exchange pursuant to a Registered Exchange Offer in accordance with the terms thereof shall be exchanged for New Securities of equal principal amount upon surrender to the Company and/or the Trustee of the Securities of Series No. 11 to be exchanged; provided, however, that the Securities of Series No. 11 so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, duly executed by the registered holder thereof or its attorney who shall be duly authorized in writing to execute such document. Whenever any Securities of Series No. 11 are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver to and in the name of each registered holder that has properly tendered its Securities of Series No. 11 for exchange, the same aggregate principal amount of New Securities as the Securities of Series No. 11 that have been so surrendered. For purposes hereof, the following defined terms shall have the meaning ascribed to them:

                  "Registered Exchange Offer" means the proposed offer of the Company to issue and deliver to the Holders of the Securities of Series No. 11 that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities of Series No. 11, a like aggregate principal amount of the New Securities.

                  "New Securities" means debt securities of the Company identical in all material respects to the Securities of Series No. 11 presented for exchange pursuant to the Registered Exchange

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         Offer (except that the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture.

         (p) not applicable;

         (q) (i) the Securities of Series No. 11 (1) if issued to "qualified institutional buyers" (each a "QIB"), as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") in reliance on Rule 144A under the Securities Act shall be issued in the form of one or more Rule 144A global bonds or (2) if issued in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act shall be issued in the form of one or more Regulation S global bonds, and, in the case of either (1) or
             (2) above, shall be deposited on behalf of the Holders of the Securities of Series No. 11 represented thereby with the Trustee, as custodian for the securities depositary, shall be registered in the name of the securities depositary or its nominee and the aggregate principal amount of Securities of Series No. 11 so issued may from time to time be increased or decreased by adjustments made on the records of the Trustee and the securities depositary or its nominee. For purposes hereof, (A) "Rule 144A global bonds" means one or more global bonds deposited with a custodian for, and registered in the name of a nominee of, a securities depository, interests in which will be held for the benefit of purchasers of bonds in transactions under Rule 144A, and (B) "Regulation S global bonds" means one or more global bonds deposited with a custodian for, and registered in the name of a nominee of, a securities depositary, interests in which will be held for the benefit of purchasers of the bonds in offshore transactions under Regulation S;

             (ii) except as provided in subparagraph (q)(v) hereof, the Securities of Series No. 11 are to be initially registered in the name of Cede & Co., as nominee for The Depository Trust Company (the "Depositary"). Subject to subparagraphs (o) and (q)(iii), (iv) and (v) hereof, such Securities shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

                  (A) such Securities may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

                  (B) such Securities may be exchanged for definitive Securities registered in the respective names of the beneficial holders thereof, and, subject to subparagraph (iii), (iv) and (v) below, thereafter shall be transferable without restriction, if:

                           (1) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Securities or the Depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Trustee shall not have been notified by the Company within ninety (90) days of the

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                           identity of a successor securities depositary with
                           respect to such Securities;

                           (2) the Company shall have delivered to the Trustee a Company Order to the effect that such Securities shall be so exchangeable on and after a date specified therein; or

                           (3) (a) an Event of Default shall have occurred and be continuing, (b) the Trustee shall have given notice of such Event of Default pursuant to Section 1102 of the Original Indenture and (c) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of such Securities in respect thereof will be materially impaired unless such owners become Holders of definitive Securities.

         (iii) all Securities of Series No. 11 and all beneficial interests in one or more Securities of Series No. 11, and all Securities issued upon registration of, transfer of, or in exchange for, any such Securities (other than New Securities or Securities sold pursuant to an effective registration statement under the Securities Act or Securities issued, directly or indirectly, upon registration of transfer of, or in exchange for, any such Securities), shall be restricted securities within the meaning of Rule 144 under the Securities Act (collectively, "Restricted Securities") and shall be subject to the restrictions on transfer provided in the legends set forth on the Restricted Securities. The registered Holder of each Restricted Security, by such registered Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. All Restricted Securities shall bear on their faces the applicable legends limiting transferability set forth on the form of the Securities of Series No.11.

                  Each registered Holder of a beneficial interest in a global bond that is a Restricted Security will be deemed to have represented and agreed to offer, sell, pledge or otherwise transfer such beneficial interest only in accordance with the legend set forth on the face of the Restricted Securities.

                  Subject to the restrictions on transfer and exchange set forth herein and in the Indenture, the holder of any Securities issued hereunder may transfer or exchange such Securities in whole or in part by surrendering them at the Corporate Trust Office of the Trustee or its agent, together with (A), an executed instrument of assignment and transfer (in the case of a transfer) or a written request for exchange (in the case of exchange), and, in the case of Securities of Series No. 11 that are Restricted Securities, a certificate substantially in the form of Exhibit B hereto, and (B) additional certifications and evidence that such transfer or exchange is in compliance with the Securities Act and the restrictions on transfer set forth in such bonds as may be required pursuant to the terms of this Supplemental Indenture No. 12.

         (iv) the following provisions shall apply with respect to any proposed transfer of a Rule 144A global bond or a beneficial interest therein prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) of the Securities Act) after the later of the original issue date of the Securities and the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Company was the owner of the Security (or any predecessor of the Security) or (y) such later date, if any, as may be required by applicable law:

                  (A) a transfer of a Rule 144A global bond or a beneficial interest therein to a QIB in accordance with Rule 144A shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (B) a transfer of a Rule 144A global bond or a beneficial interest therein in accordance with Regulation S shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit C annexed hereto from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

         (v) the following provisions shall apply with respect to any proposed transfer of a Regulation S global bond or a beneficial interest therein prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) of the Securities Act) after the later of the original issue date of the Securities and the last date on which the Company or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Company was the owner of the Security (or any predecessor of the Security) or (y) such later date, if any, as may be required by applicable law:

                  (A) a transfer of a Regulation S global bond or a beneficial interest therein to a QIB in accordance with Rule 144A shall be made upon the representation of the transferee that it is purchasing the bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (B) a transfer of a Regulation S global bond or a beneficial interest therein in accordance with Regulation S shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit C annexed hereto from the proposed transferor and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them.

                                    Prior to or on the expiration of the 40-day
                           "distribution compliance period" within the meaning of Rule 903 of Regulation S under the Securities Act ("Distribution Compliance Period"), beneficial interests in a Regulation S global bond may only be held through the operator of the Euroclear System ("Euroclear") or Clearstream Banking, a societe anonyme ("Clearstream") (as indirect participants in the Depositary) or another agent member of Euroclear or Clearstream acting for and on behalf of them, unless exchanged for interests in the Rule 144A global bond in accordance with the certification requirements hereof.

                                    During the Distribution Compliance Period,
                           interests in the Regulation S global bond, if any, may be exchanged for interests in the Rule 144A global bond only in accordance with the certification requirements described in clause (A) of this subparagraph (q)(v).

         (r) not applicable;

         (s) no service charge shall be made for the registration of transfer or exchange of the Securities of Series No. 11; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

         (t) not applicable;

         (u) (i) If the Company shall have caused the Company's indebtedness in respect of any Securities of Series No. 11 to have been satisfied and discharged prior to the Maturity of such Securities, as provided in Section 901 of the Original Indenture, the Company shall, promptly after the date of such satisfaction and discharge, give a notice to each Person who was a Holder of any of such Securities on such date stating (A)(1) the aggregate principal amount of such Securities and (2) the aggregate amount of any money (other than amounts, if any, deposited in respect of accrued interest on such Securities) and the aggregate principal amount of, the rate or rates of interest on, and the aggregate fair market value of, any Eligible Obligations deposited pursuant to Section 901 of the Original Indenture with respect to such Securities and
             (B) that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine the federal income tax consequences to it resulting from the satisfaction and discharge of the Company's indebtedness in respect of such Securities. Thereafter, the Company shall, within forty-five (45) days after the end of each calendar year, give to each Person who at any time during such calendar year was a Holder of such Securities a notice containing (X) such information as may be necessary to enable such Person to report its income, gain or loss for federal income tax purposes with respect to such Securities or the assets held on deposit in respect thereof during such calendar year or the portion thereof during which such Person was a Holder of such Securities, as the case may be (such information to be set forth for such calendar year as a whole and for each month during such year) and (Y) a statement to the effect that the Company will provide (and the

             Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine its income, gain or loss for federal income tax purposes with respect to such Securities or such assets for such year or portion thereof, as the case may be. The obligation of the Company to provide or cause to be provided information for purposes of income tax reporting by any Person as described in the first two sentences of this paragraph shall be deemed to have been satisfied to the extent that the Company has provided or caused to be provided substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986, as amended from time to time (the "Code") and United States Treasury regulations thereunder.

             (ii) Notwithstanding the provisions of subparagraph (i) above, the Company shall not be required to give any notice specified in such subparagraph or to otherwise furnish any of the information contemplated therein if the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect of such Securities and such Holders will be subject to federal income taxation on the same amounts and in the same manner and at the same times as if such satisfaction and discharge had not occurred.

             (iii) Anything in this clause (u) to the contrary notwithstanding, the Company shall not be required to give any notice specified in subparagraph (i) or to otherwise furnish the information contemplated therein or to deliver any Opinion of Counsel contemplated by subparagraph (ii) if the Company shall have caused Securities of Series No. 11 to be deemed to have been paid for purposes of the Indenture, as provided in Section 901 of the Original Indenture, but shall not have effected the satisfaction and discharge of its indebtedness in respect of such Securities pursuant to such Section.

         (v) The Securities of Series No. 11 shall be substantially in the form attached hereto as Exhibit A and shall have such further terms as are set forth in such form.

                                   ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

         This Supplemental Indenture No. 12 is a supplement to the Original Indenture. As previously supplemented and further supplemented by this Supplemental Indenture No. 12, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture, all previous supplements thereto and this Supplemental Indenture No. 12 shall together constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 12 to be duly executed as of the day and year first above written.



                                  PUBLIC SERVICE COMPANY OF COLORADO



                                  By:      /S/ BENJAMIN G.S. FOWKE III
                                       -----------------------------------------

                                       Name:   Benjamin G. S. Fowke III
                                       Title:  Vice President and Treasurer




STATE OF MINNESOTA       )
                         ) ss.:
CITY OF MINNEAPOLIS      )

         On the 6th day of March, 2003, before me personally came Benjamin G. S. Fowke III to me known, who, being by me duly sworn, did depose and say that he is a Vice President and Treasurer of Public Service Company of Colorado, one of the corporations described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.

                                         /S/ ELLEN C. CHRISTOFFERSON
                                    --------------------------------------------
                                    Name: Ellen C. Christofferson
                                    Notary Public, State of Minnesota
               [SEAL]               Commission Expires:  January 31, 2005

                                    U.S. BANK TRUST NATIONAL ASSOCIATION,
                                                             Trustee



                                    By:          /S/ IGNAZIO TAMBURELLO
                                          --------------------------------------

                                          Name:      Ignazio Tamburello
                                          Title:     Assistant Vice President



STATE OF NEW YORK                 )
                                  ) ss.:
CITY AND COUNTY OF NEW YORK       )

         On the 6th day of March, 2003, before me personally came Ignazio Tamburello, to me known, who, being by me duly sworn, did depose and say that he is an Assistant Vice President of U.S. Bank Trust National Association, the banking association described in and which executed the foregoing instrument; and that he signed his name thereto by authority of the Board of Directors of said banking association.

                                         /S/ ROUBA FAKIH
                                    --------------------------------------------
                                    Name:  Rouba Fakih
                                    Notary Public, State of New York


                                    Commission Expires: February 20, 2007


                                           [SEAL]

                                                                       EXHIBIT A

                                FORM OF SECURITY


                   (See legend at the end of this Security for
                  restrictions on transfer and change of form)


                       PUBLIC SERVICE COMPANY OF COLORADO
                   First Collateral Trust Bond, Series No. 11



        Original Interest Accrual Date          March 14, 2003
                        Interest Rate:          4.875%
                      Stated Maturity:          March 1, 2013
               Interest Payment Dates:          March 1 and September 1
                 Regular Record Dates:          February 15 and August 15


                    This Security is not a Discount Security
              within the meaning of the within-mentioned Indenture

                    -----------------------------------------


Principal Amount                                                 Registered No.
$                                                                CUSIP


         PUBLIC SERVICE COMPANY OF COLORADO, a corporation duly organized and existing under the laws of the State of Colorado (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to

, or registered assigns, the principal sum of

Dollars on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing September 1, 2003, and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less


                                  EXHIBIT A-1
than 15 days prior to such Special Record Date, or be paid in such other manner as permitted by the Indenture.

         Payment of the principal of this Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of U.S. Bank Trust National Association, in New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person. Payment of the principal of and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under and equally secured by an Indenture, dated as of October 1, 1993 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and U.S. Bank Trust National Association (formerly First Trust of New York, National Association) as successor trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

         If any Interest Payment Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date or Stated Maturity, as the case may be, to such Business Day.

         This Security shall be redeemable at the option of the Company at any time prior to maturity, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount hereof to be redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on this Security being redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 20 basis points, plus in each case, accrued and unpaid interest to the Redemption Date. For purposes hereof, the following defined terms shall have the meaning ascribed to them:

         "Treasury Yield" means, for any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Redemption Date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities


                                  EXHIBIT A-2
of Series No. 11 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of Series No. 11.

         "Comparable Treasury Price" means, for any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or
(ii) if that release (or any successor release) is not published or does not contain those prices on that Business Day, (A) the average of the Reference Treasury Dealer Quotations for the Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the Redemption Date, or (B) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the Quotations.

         "Independent Investment Banker" means Banc One Capital Markets, Inc. or its successor or, if such firm or its successor is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Reference Treasury Dealer" means (i) each of Banc One Capital Markets, Inc., UBS Warburg LLC and any other Primary Treasury Dealer designated by, and not affiliated with, Banc One Capital Markets, Inc., UBS Warburg LLC and their respective successors, provided, however, that if either of the foregoing or any of their designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (ii) any other Primary Treasury Dealer selected by the Company.

         "Primary Treasury Dealer" means any primary U.S. Government securities dealer in the United States.

         "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding the Redemption Date.

         If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and


                                  EXHIBIT A-3
provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company's entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient, to pay when due the principal of and interest on this Security when due.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of U.S. Bank Trust National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of U.S. Bank Trust National Association, in New York, New York or such other office or agency as may be designated by the Company from time to time.

         Any Securities of this series which are presented to the Company and/or the Trustee for exchange pursuant to a Registered Exchange Offer in accordance with the terms thereof shall be exchanged for New Securities of equal principal amount upon surrender to the Company and/or the Trustee of the Securities to be exchanged; provided, however, that the Securities of this series so surrendered for exchange shall be duly endorsed and accompanied by a letter of transmittal or written instrument of transfer in form satisfactory to the Company, duly executed by the registered holder thereof or its attorney who shall be duly authorized in writing to execute such document. Whenever any Securities of this series are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver to and in the name of each registered holder that has properly tendered its Securities for exchange, the same aggregate principal amount of New Securities as the Securities of this series that have been so surrendered. For purposes hereof, the following defined terms shall have the meaning ascribed to them:

         "Registered Exchange Offer" means the proposed offer of the Company to issue and deliver to the Holders of the Securities of this series that are not prohibited by any law or policy of the Commission


                                  EXHIBIT A-4
from participating in such offer, in exchange for the Securities of this series, a like aggregate principal amount of the New Securities.

         "New Securities" means debt securities of the Company identical in all material respects to the Securities of this series presented for exchange pursuant to the Registered Exchange Offer (except that the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

         As used herein "Business Day" means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in The City of New York, New York or other city in which is located any office or agency maintained for the payment of principal or interest on this Security, are authorized or required by law, regulation or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         As provided in the Indenture, no recourse shall be had for the payment of the principal of or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

         Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


                                  EXHIBIT A-5

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and its corporate seal to be hereunto affixed and attested.

                                    PUBLIC SERVICE COMPANY OF COLORADO

                                    By:
                                       -----------------------------------------
                                         [Title]




Attest:
       ---------------------------
             [Title]


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:
       ---------------------------


            U.S. BANK TRUST            OR              U.S. BANK TRUST
         NATIONAL ASSOCIATION,                      NATIONAL ASSOCIATION,
              as Trustee                                 as Trustee


By:                                            By:
       ---------------------------                ------------------------------
         Authorized Officer                        AS AUTHENTICATING AGENT


                                               By:
                                                  ------------------------------
                                                       Authorized Officer



         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                     ------


                                  EXHIBIT A-6

                                 RESTRICTED NOTE

         [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A)(1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (6) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF EACH STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT.]

         [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE PRECEDING PARAGRAPH. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE RESALE RESTRICTION TERMINATION DATE) WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY AS SET FORTH IN THE PRECEDING PARAGRAPH, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM (FORMS OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE) COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE.](1)

                                  -------------


----------
(1) To be inserted only in Regulation S global bond.


                                  EXHIBIT A-7

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
     [please insert social security or other identifying number of assignee]


--------------------------------------------------------------------------------
            [please print or typewrite name and address of assignee]


--------------------------------------------------------------------------------

the within Security of PUBLIC SERVICE COMPANY OF COLORADO and does hereby irrevocably constitute and appoint __________________________________ ,
Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:
      ---------------------------


             ------------------------------------------------------

         Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.


                                  EXHIBIT A-8

                                                                       EXHIBIT B

                        [Form of Transferor Certificate]

                CERTIFICATE TO PUBLIC SERVICE COMPANY OF COLORADO
        AND TRUSTEE FIRST COLLATERAL TRUST BONDS, SERIES NO. 11 DUE 2013

This is to certify that as of the date hereof with respect to U.S. $____________ principal amount of the above-captioned securities presented or surrendered on the date hereof (the "Surrendered Bonds") for registration of transfer or for exchange where the securities issuable upon such exchange are to be registered in a name other than that of the undersigned holder (each such transaction being a "transfer"), the undersigned holder of the Surrendered Bonds represents and certifies for the benefit of Public Service Company of Colorado and U.S. Bank Trust National Association, as Trustee, that the transfer of Surrendered Bonds associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Bonds for the reason checked below:

[ ] The Surrendered Bonds are being transferred to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act; or

[ ] The transfer of the Surrendered Bonds complies with Rule 144 under the Securities Act;(1) or

[ ] The transfer of the Surrendered Bonds complies with another applicable exemption from the registration requirements of the Securities Act.(1)


                                         [Name of holder]


                Dated:                  ,
                       -----------------  -------
         [To be dated the date of presentation or surrender]


----------
(1) These transfers may require an opinion of counsel.


                                  EXHIBIT B-1

                                                                       EXHIBIT C

                   [Form of Regulation S Transfer Certificate]

                                                                          [date]
Public Service Company of Colorado
1225 17th Street
Denver, Colorado  80202
[Attention:                         ]
           -------------------------

U.S. Bank Trust National Association
100 Wall Street
New York, New York   10005
[Attention:                         ]
           -------------------------


Dear Ladies and Gentlemen:

         In connection with our proposed sale of $ aggregate principal amount of
4.875 % First Collateral Trust Bonds, Series No. 11 due 2013 (the "Bonds") of Public Service Company of Colorado, a Colorado corporation (the "Company"), we confirm that:

                  (a) the offer of the Bonds was not made to a person in the United States;

                  (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                  (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                  (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                           In addition, if the sale is made during a
Distribution Compliance Period (within the meaning of Regulation S), we confirm that, to the best of our knowledge after due inquiry, the purchaser is not a U.S. Person (within the meaning of Regulation S).

                           Further, if the sale is made during a Distribution
Compliance Period and the provisions of Rule 903(a)(3) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(a)(3) or Rule 904(b)(1), as the case may be.


                                   EXHIBIT C-1

                           The Company and the Trustee are entitled to rely upon
this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,
                                         (Name of Transferor]

                                         By:
                                            ---------------------------


      Date:
           ----------------------



                                   EXHIBIT C-2

                                                                      SCHEDULE A


                             SUPPLEMENTAL INDENTURES

         DATE OF                                                                                 PRINCIPAL
      SUPPLEMENTAL                                                       PRINCIPAL                 AMOUNT
        INDENTURE                     SERIES OF BONDS                  AMOUNT ISSUED            OUTSTANDING
        ---------                     ---------------                  -------------            -----------
November 1, 1993                        Series No. 1                    $134,500,000            $134,500,000
January 1, 1994                    Series No. 2 due 2001                $102,667,000                None
                                            and
                                   Series No. 2 due 2024                $110,000,000            $110,000,000
September 2, 1994                           None                            None                    None
(Appointment of
Successor Trustee)
May 1, 1996                             Series No. 3                    $125,000,000            $125,000,000
November 1, 1996                        Series No. 4                    $250,000,000            $175,000,000
February 1, 1997                        Series No. 5                    $150,000,000                None
April 1, 1998                           Series No. 6                    $250,000,000            $250,000,000
August 15, 2002                         Series No. 7                    $ 48,750,000            $ 48,750,000
September 1, 2002                       Series No. 8                    $600,000,000            $600,000,000
September 15, 2002                      Series No. 9                    $530,000,000            $530,000,000


                                  SCHEDULE A-1